EXHIBIT 11

                         ROBERTSON-CECO CORPORATION
               COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
               -----------------------------------------------
                    (Thousands, except per share amounts)
                                 (Unaudited)

                                             Three Months Ended            Nine Months Ended
                                                September 30                  September 30
                                             ------------------            ------------------
                                    1995      1994       1995      1994
                                  --------  --------   --------  --------
PRIMARY:
 Primary earnings (loss) from
   continuing operations . . . .  $ 4,754  $(10,493)   $ 6,745  $(17,363)
 Income from discontinued
   operations. . . . . . . . . .      -      (4,880)     3,955    (2,603)
                                  -------  --------    -------  --------
   Total primary earnings
     (loss)  . . . . . . . . . .  $ 4,754  $(15,373)   $10,700  $(19,966)
                                  =======  ========    =======  ========

 Average number of shares of
   common stock outstanding. . .   15,921    15,773     15,916    15,773
 Incremental shares to reflect
   dilutive effect of deferred
   compensation plan . . . . . .       49       -           40       -
                                  -------  --------    -------  --------
   Total shares  . . . . . . . .   15,970    15,773     15,956    15,773
                                  =======  ========    =======  ========

 Primary earnings (loss) from
   continuing operations per
   common share. . . . . . . . .  $   .30  $   (.67)   $   .42  $  (1.10)
 Primary income from
   discontinued operations . . .      -        (.30)       .25      (.17)
                                  -------  --------    -------  --------
   Primary earnings (loss)
     per share . . . . . . . . .  $   .30   $  (.97)   $   .67  $  (1.27)
                                  =======  ========    =======  ========
